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                                                                    Exhibit 23.3


                     Consent of Marshall Miller & Associates

         We hereby consent to the use by Peabody Energy Corporation (formerly P&L Coal Holdings Corporation) in connection with their Registration Statement on Form S-3 and any amendments thereto, of our report dated March 30, 2001, addressed to P&L Coal Holdings Corporation relating to certain coal reserve information. We also consent to the reference to Marshall Miller & Associates in the Prospectus contained in such Registration Statement.


                          Marshall Miller & Associates

                          By: /s/ K. Scott Keim
                             -------------------------------------------
                              K. Scott Keim
                              President-Energy & Mineral Resources Group